Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On August 16, 2019, Tailored Brands, Inc. (the “Company”) completed the sale of MWUK Limited, its UK corporate apparel operations conducted by Dimensions, Alexandra, and Yaffy to Project Dart Bidco Limited, pursuant to a Share Purchase Agreement entered into on August 16, 2019.  In addition, the Company also completed the sale of Twin Hill Acquisition Company, Inc. (“Twin Hill”), to TH Holding Company, pursuant to a Stock Purchase Agreement entered into on August 16, 2019.  The aggregate consideration paid for all of the outstanding equity of MWUK Limited and Twin Hill (collectively, the “corporate apparel business”) was approximately $62 million, subject to certain working capital adjustments.  Of the $62 million in total consideration, approximately $56 million was received upon closing and approximately $6 million is deferred to the first quarter of fiscal 2020. For purposes of the unaudited Pro Forma Condensed Consolidated Financial Statements, the sale of MWUK and Twin Hill are collectively referred to as the “Disposition.”

The following unaudited Pro Forma Condensed Consolidated Balance Sheet, as of May 4, 2019, reflects the Company’s financial position as if the Disposition had occurred on that date. The following unaudited Pro Forma Condensed Consolidated Statements of Earnings for the three months ended May 4, 2019 and the three fiscal years ended February 2, 2019, February 3, 2018, and January 28, 2017, reflect the Company’s results of operations as if the Disposition had occurred on January 31, 2016, the beginning of the earliest period presented.  All fiscal years for which financial information is included herein had 52 weeks with the exception of the fiscal year ended February 3, 2018, which had 53 weeks.

These unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes are based upon and should be read in conjunction with the Consolidated Financial Statements and Notes thereto included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019 and Quarterly Report on Form 10-Q for the three months ended May 4, 2019. The accompanying unaudited Pro Forma Condensed Consolidated Statements of Earnings are provided for informational purposes only and should not be considered indicative of the financial position or results of operations that would have occurred if the Disposition had been consummated on the dates indicated, nor are they indicative of the future financial position or results of operations of the Company.

The historical financial information has been adjusted in the unaudited Pro Forma Condensed Consolidated Financial Statements to give effect to pro forma events that are directly attributable, factually supportable, and with respect to the unaudited Pro Forma Condensed Statement of Earnings, expected to have a continuing impact on the consolidated results.

TAILORED BRANDS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended May 4, 2019
	Company As Reported (a)	Less: Corporate Apparel (b)	Company Pro Forma
Net sales	$781,387	$56,725	$724,662
Cost of sales	460,831	41,044	419,787
Gross margin	320,556	15,681	304,875
Advertising expense	45,043	374	44,669
Selling, general and administrative expenses	245,211	14,009	231,202
Operating income	30,302	1,298	29,004
Interest income	96	—	96
Interest expense	(18,663)	—	(18,663)
Earnings before income taxes	11,735	1,298	10,437
Provision for income taxes	4,593	636	3,957
Net earnings	$7,142	$662	$6,480
Net earnings per common share:
Basic	$0.14		$0.13
Diluted	$0.14		$0.13
Weighted-average common shares outstanding:
Basic	50,280		50,280
Diluted	50,587		50,587

TAILORED BRANDS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	For the Fiscal Year End February 2, 2019
	Company As Reported (a)	Less: Corporate Apparel (b)	Company Pro Forma
Net sales	$3,239,902	$235,391	$3,004,511
Cost of sales	1,862,435	168,532	1,693,903
Gross margin	1,377,467	66,859	1,310,608
Advertising expense	166,457	1,209	165,248
Selling, general and administrative expenses	974,054	55,282	918,772
Goodwill impairment charge	23,991	23,991	—
Asset impairment charges	1,026	—	1,026
Operating income (loss)	211,939	(13,623)	225,562
Interest income	563	—	563
Interest expense	(79,573)	(3)	(79,570)
Loss on extinguishment of debt, net	(30,253)	—	(30,253)
Earnings (loss) before income taxes	102,676	(13,626)	116,302
Provision for income taxes	19,436	1,730	17,706
Net earnings (loss)	$83,240	$(15,356)	$98,596
Net earnings per common share:
Basic	$1.67		$1.98
Diluted	$1.64		$1.94
Weighted-average common shares outstanding:
Basic	49,856		49,856
Diluted	50,725		50,725

TAILORED BRANDS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	For the Fiscal Year End February 3, 2018
	Company As Reported (a)	Less: Corporate Apparel (b)	Company Pro Forma
Net sales	$3,304,346	$251,325	$3,053,021
Cost of sales	1,895,580	183,987	1,711,593
Gross margin	1,408,766	67,338	1,341,428
Advertising expense	173,411	1,410	172,001
Selling, general and administrative expenses	1,000,892	52,608	948,284
Goodwill impairment charge	1,500	—	1,500
Asset impairment charges	3,547	—	3,547
Operating income	229,416	13,320	216,096
Interest income	564	—	564
Interest expense	(100,471)	—	(100,471)
Gain on extinguishment of debt, net	5,445	—	5,445
Earnings before income taxes	134,954	13,320	121,634
Provision for income taxes	38,251	3,634	34,617
Net earnings	$96,703	$9,686	$87,017
Net earnings per common share:
Basic	$1.97		$1.77
Diluted	$1.95		$1.76
Weighted-average common shares outstanding:
Basic	49,094		49,094
Diluted	49,468		49,468

TAILORED BRANDS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	For the Fiscal Year End January 28, 2017
	Company As Reported (a)	Less: Corporate Apparel (b)	Company Pro Forma
Net sales	$3,378,703	$280,302	$3,098,401
Cost of sales	1,937,235	191,792	1,745,443
Gross margin	1,441,468	88,510	1,352,958
Advertising expense	189,956	1,606	188,350
Selling, general and administrative expenses	1,099,328	60,300	1,039,028
Asset impairment charges	19,358	—	19,358
Operating income	132,826	26,604	106,222
Interest income	167	—	167
Interest expense	(103,149)	—	(103,149)
Gain on extinguishment of debt, net	1,737	—	1,737
Earnings before income taxes	31,581	26,604	4,977
Provision (benefit) for income taxes	6,625	8,806	(2,181)
Net earnings	$24,956	$17,798	$7,158
Net earnings per common share:
Basic	$0.51		$0.15
Diluted	$0.51		$0.15
Weighted-average common shares outstanding:
Basic	48,607		48,607
Diluted	48,786		48,786

TAILORED BRANDS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MAY 4, 2019

(In thousands)

(Unaudited)

	Company As Reported (a)	Less: Corporate Apparel (b)	Pro Forma Adjustments		Company Pro Forma

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,749	$9,290	$55,379	(c)	$75,838
Accounts receivable, net	80,623	39,863	6,047	(d)	46,807
Inventories	874,412	106,718			767,694
Other current assets	49,904	3,717			46,187
Total current assets	1,034,688	159,588	61,426		936,526
PROPERTY AND EQUIPMENT, net	428,380	14,745			413,635
OPERATING LEASE RIGHT-OF-USE ASSETS	955,970	11,439			944,531
RENTAL PRODUCT, net	103,895	—			103,895
GOODWILL	78,964	—			78,964
INTANGIBLE ASSETS, net	156,614	9,631			146,983
OTHER ASSETS	6,942	25			6,917
TOTAL ASSETS	$2,765,453	$195,428	$61,426		$2,631,451

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$218,492	$16,397	$		$202,095
Accrued expenses and other current liabilities	316,821	16,132			300,689
Current portion of operating lease liabilities	183,011	2,519			180,492
Income taxes payable	15,923	1,974	2,375	(e)	16,324
Current portion of long-term debt	9,000	—			9,000
Total current liabilities	743,247	37,022	2,375		708,600
LONG-TERM DEBT, net	1,151,196	—			1,151,196
OPERATING LEASE LIABILITIES	804,895	9,058			795,837
DEFERRED TAXES, net AND OTHER LIABILITIES	70,161	5,370			64,791
Total liabilities	2,769,499	51,450	2,375		2,720,424

SHAREHOLDERS’ (DEFICIT) EQUITY	(4,046)	143,978	59,051	(c),(e)	(88,973)
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$2,765,453	$195,428	$61,426		$2,631,451

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)         Represents the Company’s historical financial statements for the periods presented and does not reflect any adjustments related to the Disposition.  The historical condensed consolidated balance sheet as of May 4, 2019 and the condensed consolidated statements of earnings for the three months ended May 4, 2019 were derived from the Company’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended May 4, 2019. The historical consolidated statements of earnings for each of the years ended February 2, 2019, February 3, 2018 and January 28, 2017 were derived from the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended February 2, 2019.

(b)         Reflects the historical financial results from operations and financial position of the corporate apparel business reflecting the effect of the Disposition of the corporate apparel business on assets, liabilities, revenues and expenses directly attributable to the Disposition.  Certain amounts historically allocated to the corporate apparel business’s results of operations are not reflected in this adjustment because they relate to costs that the Company will recognize on an ongoing basis after the Disposition.

(c)          Reflects the cash proceeds, net of $0.4 million in transaction costs, received upon closing of the Disposition totaling $55.4 million.

(d)         Reflects the establishment of a receivable for the amount of consideration related to Disposition deferred to the first quarter of fiscal 2020 totaling $6.0 million.

(e)          Reflects the estimated after-tax loss to be recorded on the Disposition.  This loss is not included in the pro forma condensed consolidated statements of earnings as the loss is considered non-recurring and is not expected to have a continuing impact on the Company’s operations.  The tax effect on the Disposition differs from the blended statutory rate for the corporate apparel business primarily due to the exclusion of the loss for U.K. purposes and the recognition of withholding tax on the proceeds of the Disposition.  The estimated after-tax loss is preliminary and may change based on finalization of certain items and was calculated as follows (amounts in thousands):

Net proceeds related to the Disposition	$61,426
Net assets of corporate apparel business	(143,978)
Pre-tax loss on Disposition	(82,552)
Tax effect on Disposition	2,375
After-tax loss on Disposition	$(84,927)